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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

NeuroBo Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 1, 2020

Dear Stockholder:

        You are cordially invited to attend the 2020 Annual Meeting of Stockholders of NeuroBo Pharmaceuticals, Inc. to be held on Thursday, June 18, 2020 at 10:00 a.m. Eastern time. The Annual Meeting will be held virtually via live webcast by visiting http://www.meetingcenter.io/269550381.

        The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the emerging public health impact of the coronavirus outbreak (COVID-19). You can virtually attend the Annual Meeting by visiting http://www.meetingcenter.io/269550381. Please refer to the section titled "Registering for the Virtual Annual Meeting" in the Proxy Statement. The password for the meeting is NRBO2020. There will not be a physical meeting location and you will not be able to attend in person.

        We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card, and we encourage you to vote before the Annual Meeting.

        The enclosed Notice of 2020 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.

        At the Annual Meeting, the agenda includes: (1) to elect two Class I directors, each to serve three-year terms until the 2023 annual meeting of stockholders and until the election and qualification of his or her successor, or such director's earlier death, resignation, or removal and (2) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee and FOR the ratification of the appointment of BDO USA, LLP. Your vote is important.

        Whether or not you attend the virtual Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

Sincerely,
/s/ DR. RICHARD KANG Dr. Richard Kang President and Chief Executive Officer

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts, 02116

 NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 18, 2020

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of NeuroBo Pharmaceuticals, Inc. will be held on Thursday, June 18, 2020 at 10:00 a.m. Eastern time. The Annual Meeting will be held virtually via live webcast by visiting http://www.meetingcenter.io/269550381.

        We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

  1.
  To elect two Class I directors, each to serve three-year terms until the 2023 annual meeting of stockholders and until the election and qualification of his or her successor, or such director's earlier death, resignation, or removal.

  2.
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

        In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 20, 2020 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

        Your vote as a NeuroBo Pharmaceuticals, Inc. stockholder is very important. Each share of stock that you own represents one vote.

        For questions regarding your stock ownership, you may contact Amy Rabourn at (617) 235-7294 or via email at amy.rabourn@neurobopharma.com or, if you are a registered holder, our transfer agent, Computershare, Inc., by email through their website at https://www-us.computershare.com/Investor/Contact or by phone at (800) 736-3001.

        Whether or not you expect to attend the virtual meeting, we encourage you to read the proxy statement and vote through the Internet, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "Voting Instructions; Voting of Proxies" in the proxy statement.

By Order of the Board of Directors
/s/ DR. RICHARD KANG Dr. Richard Kang President and Chief Executive Officer

Boston, Massachusetts
May 1, 2020

NEUROBO PHARMACEUTICALS, INC.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts, 02116

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

 GENERAL INFORMATION ABOUT THE MEETING

        Our Board of Directors (the "Board") solicits your proxy on our behalf for the 2020 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2020 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held on Thursday, June 18, 2020 at 10:00 a.m. Eastern time. The Meeting will be held virtually via live webcast by visiting http://www.meetingcenter.io/269550381.

        The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the emerging public health impact of the coronavirus outbreak (COVID-19). You can virtually attend the Annual Meeting by visiting http://www.meetingcenter.io/269550381. Please refer to the section titled "Registering for the Virtual Annual Meeting" below. The password for the meeting is NRBO2020. There will not be a physical meeting location and you will not be able to attend in person.

        This Proxy Statement is first being sent to stockholders on or about May 4, 2020.

        References in this Proxy Statement to "we," "us," "the Company" and "our" refer to NeuroBo Pharmaceuticals, Inc.

Registering for the Virtual Annual Meeting

        If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received.

        If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet.

        To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on June 12, 2020.

        You will receive a confirmation of your registration by email after we receive your registration materials.

        Requests for registration should be directed to us at the following:

        By email:

        Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

  By mail:
  Computershare
  NeuroBo Legal Proxy
  P.O. Box 43001
  Providence, RI 02940-3001

        The password for the meeting is NRBO2020.

Purpose of the Meeting

        At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

        Only holders of record of common stock at the close of business on April 20, 2020 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, 16,427,307 shares of common stock were outstanding and entitled to vote.

        The holders of a majority of the outstanding shares of stock entitled to vote at the meeting as of the record date must be present, in person, by remote communication, if applicable, or by proxy duly authorized at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote electronically at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

        Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Appraisal rights are not applicable to any of the matters being voted on.

        Stockholder of Record: Shares Registered in Your Name.    If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the virtual meeting, or vote in advance through the Internet or by mail.

        Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the virtual meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting. Please refer to the section entitled "Voting Instructions; Voting of Proxies" below.

        Votes Required to Adopt Proposals.    Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" one or both of the nominees or "WITHHOLD" your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote "FOR" the proposal.

        A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote).

        Abstain votes and proxies containing broker non-votes are counted for purposes of establishing a quorum, but are not counted in the election of directors and therefore have no effect on the election. In the vote on the other proposals to be considered at the Annual Meeting, abstentions and broker non-votes are counted for purposes of establishing a quorum, but will not affect the outcome of the vote. A broker non-vote occurs when a broker or other nominee submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers.

Recommendations of the Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

        The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2).

Voting Instructions; Voting of Proxies

        If you are a stockholder of record, you may:

  •
  Vote at the virtual meeting—to vote during the virtual Annual Meeting, register and log into the meeting per the instructions above. You will have the opportunity to vote during the virtual meeting.

  •
  Vote through the Internet—you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

  •
  Vote by mail—complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided. If the postage-paid envelope is missing, please mail your completed proxy card to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote on the Internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and register for the virtual Annual Meeting as described above. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

        Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 17, 2020. Submitting your proxy, whether through the Internet or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting electronically at the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote "FOR" all of the nominees to the Board, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above).

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

        We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

        A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

  •
  delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

  •
  signing and delivering a proxy bearing a later date;

  •
  voting again through the Internet; or

  •
  attending and voting at the virtual Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

        Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting and posted on our website at http://ir.neurobopharma.com. The final results will be tallied by the inspector of elections and disclosed in a current report on Form 8-K, which we intend to file with the Securities and Exchange Commission (the "SEC") within four business days of the Annual Meeting.

Implications of Being an "Emerging Growth Company"

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company's executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2021, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at http://ir.neurobopharma.com under "Corporate Governance—Highlights".

Board Leadership Structure

        Our Board is currently chaired by Na Yeon (Irene) Kim, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board.

        The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer, Richard Kang, to focus on our day-to-day business, while allowing Ms. Kim to lead the Board.

Role of the Board in Risk Oversight

        One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. This risk management process allows our Board to play an active role in understanding and overseeing the management of risks that our Company faces and ensures that management has the framework and processes in place to effectively and adequately monitor and manage these risks. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Director Independence

        Our common stock is listed on the Nasdaq Capital Market ("Nasdaq"). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company's Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with us that is material to the director's ability to be independent from management in connection with the duties of a compensation committee member.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board of directors committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

        Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board affirmatively determined that Ms. Kim, Tae Heum (Ted) Jeong, Jason Groves, Jeong Gyun Oh and Michael Salsbury are "independent directors" as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. The Board determined that Richard Kang, our Chief Executive Officer and President, and Steven Gullans, our former Chief Executive Officer and President, are not independent. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining each non-employee director's independence, including the participation by our non-employee directors, or their affiliates, in certain financing transactions by the Company and the beneficial ownership of our common stock by each non-employee director. See "Certain Relationships and Related Party Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

Committees of Our Board

        Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

        Copies of the charters for the audit, compensation and nominating and corporate governance committees are available without charge on the investor relations section of our website at http://ir.neurobopharma.com under "Corporate Governance—Highlights".

Audit Committee

        Our audit committee is comprised of Dr. Jeong, Mr. Groves and Mr. Salsbury, with Dr. Jeong serving as chair of the committee. Each member of our audit committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations and is financially literate. In addition, our Board has determined that Dr. Jeong is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our Board. Our audit committee is directly responsible for, among other things:

  •
  our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the qualifications, independence and performance of our independent auditors; and

  •
  the preparation of the audit committee report to be included in our annual proxy statement.

        The responsibilities and activities of the audit committee are described further in its charter.

Compensation Committee

        Our compensation committee is currently comprised of Ms. Kim and Mr. Oh, with Ms. Kim serving as chair of the committee. Each member of our compensation committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our compensation committee is responsible for, among other things:

  •
  evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

  •
  administering our cash-based and equity-based compensation plans; and

  •
  making recommendations to our Board regarding any other Board responsibilities relating to executive compensation.

        The executive officer compensation program is substantially based on decisions made by the compensation committee, in consultation with certain members of management. Compensation determinations for the executive officers are made based on historical practice, Company and individual performance and benchmarking compensation of similar positions at peer group companies.

        Our compensation committee retained an independent compensation consultant, Haigh & Company, to assist in structuring our compensation program for 2019. Haigh & Company advised our compensation committee on merger related compensation packages. Other than the services previously described, Haigh & Company has not provided our Company or our compensation committee with any other services. No work performed by Haigh & Company during 2019 raised a conflict of interest.

        The compensation committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the compensation committee are described further in its charter.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Mr. Groves, Mr. Oh and Mr. Salsbury, with Mr. Salsbury serving as chair of the committee. Each member of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

  •
  identifying, considering and recommending candidates for membership on our Board;

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  overseeing the process of evaluating the performance of our Board; and

  •
  advising our Board on other corporate governance matters.

        The responsibilities and activities of the nominating and corporate governance committee are described further in its charter.

Code of Business Conduct and Ethics

        Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website. The full text of our code of conduct is posted on the investor relations section of our website at http://ir.neurobopharma.com under "Corporate Governance—Highlights".

Compensation Committee Interlocks and Insider Participation

        None of the current members of the compensation committee is or has been an officer or an employee of the Company. None of our current executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during the fiscal year ended December 31, 2019.

Board and Committee Meetings and Attendance

        The Board and its committees meet regularly throughout the year and also hold special meetings. During 2019, the Board held four meetings; the audit committee held four meetings; the compensation committee held three meetings; and the nominating and corporate governance committee did not hold any meetings, in each case, including telephonic meetings. The Board and its committees also act by written consent from time to time. During 2019, none of the directors serving at such times attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure and the total number of meetings held by all committees of the Board on which such director served during his or her tenure.

Board Attendance at Annual Stockholders' Meeting

        Directors are requested to attend the Annual Meeting, either in person or telephonically (or this year, virtually). Our non-employee directors did not attend the 2019 Annual Meeting.

Communication with Directors

        Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of the Board or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

        All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.

Considerations in Evaluating Director Nominees

        The nominating and corporate governance committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of stockholders. See "Proposal No. 1, Election of Class I Directors". The committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to the Company's business.

        In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee considers such director's overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director's independence. Generally, the committee will re-nominate incumbent directors who continue to satisfy the committee's criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board.

        If a vacancy on the Board occurs or the Board increases in size, the nominating and corporate governance committee will actively seek individuals that satisfy the committee's criteria for membership on the Board, and the committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. The Board may engage search firms or other third parties in connection with identifying and evaluating Board nominee candidates.

Stockholder Recommendations for Nominations to the Board of Directors

        The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Third Amended and Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and applicable law. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article III, Section 5 of our Second Amended and Restated Bylaws and applicable law. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Second Amended and Restated Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

        See "Additional Information—Stockholder Proposals to be Presented at Next Annual Meeting" for additional information. The committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. We did not receive any nominations of directors by stockholders for the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS

        Our Board of Directors is divided into three classes. Members of each class serve staggered three-year terms. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2021 and 2022, respectively. Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Dr. Steven Gullans and Ms. Na Yeon (Irene) Kim for election as Class I directors to serve for three-year terms ending at the 2023 annual meeting or until their successors are elected and qualified.

        Each of the nominees is a current member of our Board and has consented to serve if elected. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holder named as proxy in the accompanying proxy card will vote for the Board's substitute nominee and make appropriate disclosures. Alternatively, the Board may leave the position vacant.

        Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" one or both of the nominees or "WITHHOLD" your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. Shares represented by proxies will be voted "FOR" the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Additional information regarding the directors and director nominees of the Company is set forth below.

Nominees to the Board of Directors

        The nominees of the Company are as follows:

NAME	AGE	TITLE	CLASS
Dr. Steven Gullans	67	Director	Class I
Ms. Na Yeon (Irene) Kim(1)	44	Chair of the Board of Directors	Class I

(1)
Chair of the compensation committee.

        Dr. Steven Gullans has served as a member of our Board since April 2016. He had been our President and Chief Executive Officer from May 2018 to December 2019 and, prior to that, he served as our Interim President and Chief Executive Officer from May 2017 until May 2018. He previously served as Managing Director at Excel Venture Management, LLC (Excel), a Boston-based venture capital firm which he co-founded and where he was employed from February 2008 through May 2018. At Excel, he focused on investing in life science technology companies with a particular interest in disruptive platforms that can impact multiple industries. Prior to Excel, Dr. Gullans co-founded RxGen, Inc., a pharmaceutical services company where he served as chief executive officer from January 2004 to February 2008. Dr. Gullans is currently a director at Orionis Biosciences, a drug development company. He was previously a board member of Activate Networks, Inc. which was acquired by Decision Resource Group, BioTrove, Inc. which was acquired by Life Technologies Corporation, Biocius Life Sciences, Inc. which was acquired by Agilent Technologies Inc., Cleveland HeartLab, Inc., which was acquired by Quest Diagnostics, N-of-One, Inc. which was acquired by

Qiagen, Inc., nanoMR Inc. which was acquired by DNA Electronics Ltd, Tetraphase Pharmaceuticals, Inc. which went public in 2013, and Molecular Templates, Inc. which was merged into a public entity in 2017. Dr. Gullans was a faculty member at Harvard Medical School and Brigham and Women's Hospital for almost 20 years. Dr. Gullans holds a B.S. from Union College and a Ph.D. from Duke University. Our Board believes Dr. Gullans should serve as a director based on his extensive experience in the life sciences industry and his board and CEO experience.

        Ms. Na Yeon ("Irene") Kim has served as the Chair of our Board since December 2019. Prior to that, she had served on the Board of Private NeuroBo (as defined below) since April 2018. Ms. Kim also currently serves as the Chief Executive Officer of E&Investment, Inc., a South Korean venture capital firm specializing in investments in life sciences companies, a position she has held since March 2018. From October 2015 until March 2018, Ms. Kim was a Representative Director for The SEED Investment Co., Ltd. (formerly known as OST Investment Co., Ltd.), a South Korean investment and fund manager specializing in investments in life sciences companies, and from January 2015 until December 2017, Ms. Kim served as member of the board of directors of Macrogen, Inc., a South Korean, publicly-traded biotechnology company specializing in precision medicine and biotechnology. Ms. Kim also served as an officer of AJUIB Investment, Inc., a venture capital firm headquartered in South Korea specializing in investments in life-science companies from August 2014 until September 2015. Ms. Kim focuses on investment opportunities in a number of industries, particularly in the field of BioPharma, and has more than 15 years of accumulated experience of investment in private equity/venture capital markets. As an investor representative, Ms. Kim has successfully managed more than $400 million in private equity and venture capital funds. Ms. Kim holds an M.S. and B.S. in biomolecular engineering, as well as an M.B.A. from Yonsei University in Korea. Our Board believes Ms. Kim should serve as a director based on her specialized knowledge in building values in life sciences companies and her extensive investment management experience.

Continuing Directors

        The directors who are serving for terms that end following the 2020 annual meeting are as follows:

NAME	AGE	TITLE	CLASS
Jeong Gyun Oh(1)	46	Director	Class II
Jason Groves(2)	48	Director	Class II
Dr. Richard Kang	48	President, Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer and Director	Class III
Michael Salsbury(3)	70	Director	Class III
Tae Heum (Ted) Jeong(4)	49	Director	Class III

(1)
Member of the compensation committee and member of the nominating and corporate governance committee.

(2)
Member of the audit committee and member of the nominating and corporate governance committee.

(3)
Chair of the nominating and corporate governance committee and member of the audit committee.

(4)
Chair of the audit committee.

        Mr. Jeong Gyun Oh has served a member of our Board since December 2019. Prior to that, he had served on the Board of Private NeuroBo since March 2019. From January 2017 until February 2019, Mr. Oh served as Chief Financial Officer of JK BioPharma Solutions, Inc., a privately-held, drug development company focused on early stage developmental assets, and has served as the President and Chief Executive Officer of JK BioPharma Solutions, Inc. since March 2019. From August 2001 until December 2016, Mr. Oh held multiple financial positions ultimately culminating in his service as Vice

President of Finance with CDNetworks Co., Ltd., a global content delivery network service company. Mr. Oh holds a B.A. in business administration from Seoul National University. Our Board believes that Mr. Oh's experience as a corporate finance executive with extensive expertise in financial operations, including financial/managerial accounting, business planning and budgeting qualify him to serve as a director.

        Mr. Jason L. Groves, Esq. has served a member of our Board since December 2019. He is the Executive Vice President and General Counsel of Medifast, Inc. (NYSE: MED), a publicly held leading manufacturer and distributor of clinically-proven, healthy-living products and programs. He has served in this position since November 2011, and as Corporate Secretary since June 2015. Preceding and during his current position, Mr. Groves was a Medifast, Inc., director from 2009 to 2015, serving on the Audit Committee from 2009 to 2011. Mr. Groves was Assistant Vice President of Government Affairs for Verizon Maryland from 2003 until 2011, after having joined Verizon in 2001. A United States Army veteran, Mr. Groves was a direct-commissioned Judge Advocate in the United States Army Judge Advocate General's (JAG) Corps. As a JAG officer, he practiced law and had the distinction of prosecuting criminal cases in the District Court of Maryland as a Special Assistant United States Attorney. Mr. Groves recently completed nine years with the Anne Arundel Medical Center Board of Trustees, chairing their international captive insurance company board for eight years. Mr. Groves received his Bachelor of Science degree, cum laude, in Hospitality Management from Bethune-Cookman University, and obtained his Juris Doctor from North Carolina Central University School of Law. Our Board believes that Mr. Grove's experience serving as an independent director, audit committee member and general counsel of a large corporation and assisting with the initial international introduction of such corporation's products qualify him to serve as a director.

        Dr. Richard Kang has served a member of our Board since December 2019. He has served as our President, Chief Executive Officer, Secretary and as Interim Principal Financial Officer and Treasurer, effective January 1, 2020. Previously, he served as an officer of NeoImmuneTech, Inc., a biotechnology company developing T cell-centered novel immunotherapeutics, from May 2014 to December 2019, most recently as Co-President and Chief Executive Officer and a member of the board of directors. Dr. Kang held various officer positions at Private NeuroBo, including as President and Chief Operating Officer, from September 2017 through February 2019 and also served on Private NeuroBo's board of directors from July 2017 to February 2019. He was reappointed to Private NeuroBo's board of directors in December 2019. Dr. Kang also served as President and Chief Executive Officer of JK BioPharma Solutions, Inc. from January 2013 to February 2019. Dr. Kang received a Ph.D. in Molecular Plant Pathology from The University of Edinburgh, a M.S. in Plant Molecular Genetics from Seoul National University and a B.S. in Horticultural Science from Seoul National University. Our Board believes that Dr. Kang's business experience, executive officer positions at the Company and prior experience as Private NeuroBo's former President, Chief Operating Officer and director qualifies him to serve as a director.

        Mr. Michael Salsbury has served a member of our Board since December 2019. He has served as Counsel to Verisma Systems, Inc., a provider of cloud-based automated disclosure management systems, since September 2017. From February 2013 to July 2017, he served as Secretary and General Counsel to Best Doctors, Inc., a provider of expert medical opinions. Mr. Salsbury has more than 25 years' experience as a senior executive with public and private companies and private law practice. Mr. Salsbury received a J.D. and M.B.A. from University of Virginia and a B.A. from Dartmouth College. Our Board believes that Mr. Salsbury's legal expertise and his experience serving as general counsel and secretary of a Fortune 100 corporation qualifies him to serve as a director.

        Mr. Tae Heum (Ted) Jeong has served a member of our Board since December 2019. He has served as Managing Partner at Kensington-SV Global Innovations, L.P., a transformative innovation-focused venture capital fund targeting early and growth-stage companies primarily in the United States and Korea since 2018. From 2002 through 2018, Dr. Jeong served in various roles of progressive responsibility at Rexahn Pharmaceuticals, Inc. (Nasdaq: REXN), including Chief Financial Officer and Board Director, where he played key roles in the company's business development, private placement, underwritten and registered direct public offerings. From 1997 until 2002, Dr. Jeong served as Senior Investment Manager at Hyundai Venture Investment Corporation, a subsidiary of Hyundai Motors conglomerate and one of the largest venture capital firms in South Korea, where he specialized in venture capital investments in the healthcare industry and assisted in taking numerous companies public. Dr. Jeong holds a BS and MS in Chemistry from Pohang University of Science and Technology in Pohang, South Korea, an MS in Finance from Johns Hopkins University, and a Doctor of Management from the University of Maryland, University College. Our Board believes that Dr. Jeong's substantial public company finance experience will assist the Company in its public reporting and funding activities as we grow and develop and qualifies him to serve as a director.

        There are no familial relationships among any of our directors and executive officers.

Background of Merger

        On December 30, 2019, the Company, formerly known as Gemphire Therapeutics Inc., completed its business combination with the private entity formerly known as NeuroBo Pharmaceuticals, Inc. ("Private NeuroBo"), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 24, 2019, as amended on October 29, 2019 (the "Merger Agreement"), by and among the Company, Private NeuroBo and GR Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which, among other matters, Merger Sub merged with and into Private NeuroBo, with Private NeuroBo continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the "Merger").

Non-Employee Director Compensation

        Our non-employee directors receive a mix of cash and share-based compensation intended to encourage non-employee directors to continue to serve on our board of directors, further align the interests of the directors and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

        Our non-employee director compensation policy became effective following the completion of Gemphire's initial public offering in August 2016. Pursuant to this policy, each of our non-employee directors receives an annual retainer of $50,000. Additionally, the Chairs of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $15,000, $7,500 and $5,000, respectively; and the members of each of our committees receive an additional annual payment of $5,000.

        On the date of each non-employee director's initial election to the Board, each such director will be automatically granted a stock option for 60,000 shares, which will vest in a series of 36 equal monthly installments, subject to the director's continued service, and will vest in full upon a change in control (as defined in our 2019 Equity Incentive Plan (the "2019 Plan")).

        The following table provides compensation information for the fiscal year ended December 31, 2019 for each non-employee member of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
P. Kent Hawryluk(2)	10,417	—	10,417
Kenneth Kousky(3)	34,610	10,800	45,410
Pedro Lichtinger(3)	30,757	10,800	41,557
Andrew Sassine(3)	35,000	10,800	45,800
Ms. Na Yeon (Irene) Kim(4)	—		—
Jeong Gyun Oh(4)	—	—	—
Jason Groves(4)	—	—	—
Dr. Richard Kang(4)	—	—	—
Michael Salsbury(4)	—	—	—
Tae Heum (Ted) Jeong(4)	—	—	—

(1)
Restricted stock awards were granted under the Gemphire 2015 Plan. These restricted stock awards were granted to each of Gemphire's non-employee directors in July 2019 and vested immediately prior to the effective time of the Merger. The amounts reported reflect the aggregate grant date fair value of each equity award granted to Gemphire's non-employee directors during the fiscal year ended December 31, 2019, as computed in accordance with ASC 718.

(2)
Mr. Hawryluk resigned from the Board effective as of February 28, 2019.

(3)
Mr. Kousky, Mr. Lichtinger and Mr. Sassine resigned from the Board on December 31, 2019, pursuant to the Merger Agreement.

(4)
Appointed as a director on December 31, 2019 following the effective time of the Merger and received no compensation from the Company for services as a director for the fiscal year ended December 31, 2019.

        As named executive officers of the Company, compensation paid to Dr. Gullans and Dr. Charles Bisgaier, our former Chief Scientific Officer and former Chairman of the Board (who resigned on December 31, 2019, pursuant to the Merger Agreement) for the 2018 and 2019 fiscal years is fully reflected under "Named Executive Officer Compensation Tables—Summary Compensation Table".

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2020. Effective December 31, 2019, the Audit Committee approved the dismissal of Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm.

        As further described in our current report on Form 8-K filed with the SEC on December 31, 2019 (the "Closing 8-K"), on December 30, 2019, we completed the Merger.

        As a result of the Merger, Private NeuroBo became a wholly-owned subsidiary of the Company. For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Private NeuroBo, became the historical financial statements of the Company.

        The financial statements of the Company as of and for the years ended December 31, 2018 and 2017 were audited by E&Y. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-merger financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

        The reports of E&Y on the Company's financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017 and the interim period between December 31, 2018 and the date of this report, there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports.

        In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017 and the interim period between December 31, 2018 and the date of the Closing 8-K, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

        At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our audit committee is submitting the selection of BDO USA, LLP to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and the interests of our stockholders.

Service Fees Paid to the Independent Registered Public Accounting Firms

        The Audit Committee has considered the scope and fee arrangements for all services provided by BDO USA, LLP, taking into account whether the provision of non-audit-related services is compatible with maintaining BDO USA, LLP independence. The following table presents fees for professional audit services rendered by BDO USA, LLP for the audit of the annual financial statements for the years ended December 31, 2019 and 2018.

FEE CATEGORY	FISCAL YEAR 2019		FISCAL YEAR 2018
Audit fees		$1,071,164	$
Audit-related fees	$		$
Tax fees	$		$
All other fees	$		$
Total fees		$1,071,164	$

        Audit fees consist of fees billed for services relating to the audit of our annual financial statement and review of our quarterly financial statements, services that are normally provided in connection with statutory and regulatory filings or engagements, comfort letters, reports on an issuer's internal controls, and review of documents to be filed with the SEC (e.g. periodic filings, registration statements, and company responses to SEC comment letters).

        Audit-related fees are related to other assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, attest services that are not required by statute or regulation, and consultations concerning proposed accounting and reporting standards.

        Tax fees relate to permissible services for technical tax advice related to federal and state income tax matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our audit committee generally pre-approves all audit and permitted non-audit and tax services provided by the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2.

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of the audit committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

        The audit committee has reviewed and discussed with our management and BDO USA, LLP our audited financial statements as of and for the year ended December 31, 2019. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

        The audit committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.

        Based on the review and discussions referred to above, the audit committee recommended to our Board that the audited financial statements as of and for the year ended December 31, 2019 be included in our annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Audit Committee
Ted Jeong (Chair)
Jason Groves
Michael Salsbury

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our capital stock as of the Record Date, by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our current executive officers and directors as a group.

        The table lists applicable percentage ownership based on 16,427,307 shares of common stock outstanding as of the Record Date. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for each person or entity listed in the table is c/o NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

	SHARES BENEFICIALLY OWNED
NAME AND TITLE OF BENEFICIAL OWNER	NUMBER	PERCENT
Greater than 5% stockholders
JK BioPharma Solutions, Inc.(1)	1,817,842	11.1%
Dong-A ST Co., Ltd.(2)	2,880,612	17.5%
E&Investment, Inc.(3)	7,321,789	44.6%
Roy Lester Freeman(4)	1,456,160	8.9%
Directors and Named Executive Officers
Dr. Richard Kang, President, Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer and Director(1)	—	*
Na Yeon (Irene) Kim, Chair of the Board of Directors(3)(5)	7,328,456	44.6%
Jeong Gyun Oh, Director(1)(5)	1,824,509	11.1%
Jason Groves, Director(5)	6,667	*
Michael Salsbury, Director(5)	6,667	*
Tae Heum (Ted) Jeong, Director(5)	6,667	*
Steven Gullans, Director, former Chief Executive Officer and President(5)(6)	18,667	*
Mark Versavel, Chief Medical Officer(7)	114,310	*
Nicola Shannon, Vice President, Clinical Operations	—	—
Charles Bisgaier, former Chief Scientific Officer and former Chairman of our Board of Directors(8)	58,014	*
Seth Reno, former Chief Commercial Officer	4,731	*
All current executive officers and directors as a group (9 persons, not including Charles Bisgaier and Seth Reno)	9,305,941	56.1%

*
Represents beneficial ownership of less than one percent.

(1)
Based on the Company's review of a filing made on a Schedule 13D on January 10, 2020 with the SEC. JK BioPharma Solutions, Inc. ("JK") owns 1,817,842 shares of common stock. Mr. Oh may be deemed a beneficial owner of JK's 1,817,842 shares due to the fact that Mr. Oh is one of two directors of JK. Mr. Oh's beneficial ownership excludes (and he disclaims beneficial ownership of) 240,051 shares of common stock held by his spouse, Eun Soo Kang. The business address of Mr. Oh and the address of the principal executive offices of JK is 1 Research Court, Suite 370, Rockville, MD 20850.

(2)
Solely based on the Company's review of filings made on a Schedule 13G on January 9, 2020 with the SEC. Dong-A ST Co., Ltd. is a South Korean corporation. The address of Dong-A ST Co., Ltd. Is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.

(3)
Based on the Company's review of filings made on a Schedule 13D on January 10, 2020 with the SEC. The Schedule 13D was filed by The E&Healthcare Investment Fund II ("Fund II"), The E&Healthcare Investment Fund No. 6 ("Fund 6"), The E&Healthcare Investment Fund No. 7 ("Fund 7"), E&Investment, Inc ("GP"), and Irene Kim. Fund II beneficially owns 4,335,800 shares of common stock, Fund 6 beneficially owns 1,121,190 shares of common stock, Fund 7 beneficially owns 1,864,799 shares of common stock, GP beneficially owns 7,321,789 shares of common stock, and Ms. Kim beneficially owns 7,321,789 shares of Common Stock. The business address of

  Ms. Kim and the address of the principal office of the entity entities noted in this footnote is 16th floor, Yeoksam I-Tower, 326, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea 06211.

(4)
Solely based on the Company's review of filings made on a Schedule 13G on February 13, 2020 with the SEC. The address of Mr. Freeman is 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

(5)
Each Director of the Company (other than Dr. Kang) was issued a stock option to purchase 60,000 shares of common stock on January 13, 2020. The option expires January 12, 2030, has an exercise price of $8.39, and vests in 36 equal monthly installments beginning on February 29, 2020, subject to continued service with the Company, such that the option will be fully vested on the third anniversary of the date of grant. 3,333 shares underlying the option are vested as of the Record Date and an additional 3,333 shares underlying the option will become vested within 60 days of the Record Date, subject to continued service with the Company.

(6)
Includes 12,000 shares owned by Dr. Gullans.

(7)
Represents shares underlying outstanding stock options that are vested or will become vested within 60 days of the Record Date.

(8)
Based on the Company's review of a filing made on a Schedule 13D/A on January 10, 2020 with the SEC. Dr. Bisgaier beneficially owns an aggregate of 58,014 shares of common stock (of which he holds sole voting and dispositive power with respect to 57,245 shares of common stock, individually and as trustee of The Charles L. Bisgaier Trust, and of which he holds shared voting and dispositive power with respect to 769 shares of common stock as a member of the Bisgaier Family, LLC). The principal business address for Dr. Bisgaier is 43334 Seven Mile Rd., Suite 100 Northville, MI 48167.

 EXECUTIVE OFFICERS

        The following table provides information regarding our executive officers as of the Record Date:

NAME	AGE	POSITION(S)
Dr. Richard Kang	48	President, Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer and Director
Dr. Mark Versavel	61	Chief Medical Officer
Ms. Nicola Shannon	61	Vice President, Clinical Operations

        See "Proposal No. 1—Election of Class I Directors" for biographical and other information regarding Dr. Richard Kang.

        Dr. Mark Versavel has served as our Chief Medical Officer since December 2019. Prior to that, he served as Private NeuroBo's Chief Medical Officer since February 2018. Dr. Versavel has also been the founder and owner of vZenium LLC, providing consulting services to life sciences companies engaged in central nervous system clinical development, since March 2014 and, since March 2019, has served as the Chief Medical Officer of Cavion, Inc., a privately-held, clinical stage biotechnology company developing therapeutics for neurological diseases. From May 2014 until December 2018, Dr. Versavel also provided advisory services to life sciences companies through the privately-held staffing agency, Atrium Staffing. Dr. Versavel also served as the Chief Medical Officer of Alzheon, Inc., a privately-held, clinical-stage biopharmaceutical company developing medicines for patients with Alzheimer's disease, from September 2013 until September 2015. From March 2014 until November 2015, Dr. Versavel was also a principal of Akta Pharmaceutical Development, an international, privately-held company engaged in providing consulting services for biopharmaceutical companies. Dr. Versavel has over 25 years of clinical development experience in neuropathic pain and multiple neurology and psychiatry indications across the areas of clinical pharmacology, early and late phase clinical trials, and in the support of marketed products in the public companies Bayer AG, Schering AG, Parke Davis, Pfizer and Sunovion. Dr. Versavel received his M.D. from the University of Antwerp, his Ph.D. in clinical pharmacology from the Humboldt University of Berlin and his M.B.A. from the University of Michigan.

        Ms. Nicola Shannon. has served as our Vice President, Clinical Operations since December 2019. Prior to that, she served as Private NeuroBo's Vice President of Clinical Operations since October 2018. From May 2018 until September 2018, Ms. Shannon served as the Vice President of Clinical Operations of Kaleido Biosciences, Inc., a publicly-traded, clinical-stage health care company focused on leveraging the microbiome organ to treat disease and improve human health, and from June 2016 until April 2018, Ms. Shannon served as the Executive Director of Clinical Operations for Tetraphase Pharmaceuticals, a publicly-traded, biopharmaceutical company seeking to use chemistry technology to create, develop and commercialize novel tetracyclines for serious and life-threatening conditions. Ms. Shannon was also the Senior Director of Clinical Operations for Cubist Pharmaceuticals, a publicly-traded, biopharmaceutical company (subsequently acquired by Merck & Co.) focusing on the research, development and commercialization of pharmaceutical products-particularly those designed to treat drug resistant pathogens, from October 2014 until March 2016. In addition, Ms. Shannon was a Director of Clinical Development for AstraZeneca Pharmaceuticals, Inc., a publicly-traded, global pharmaceutical company and Senior Director of Clinical Operations at Vertex Pharmaceuticals, a publicly-traded, global biotechnology company. Ms. Shannon brings more than 25 years of experience in clinical operations and clinical development, Phase 1 - 4 trials, clinical strategy, quality, and process improvement to NeuroBo. Ms. Shannon is a Registered Nurse and holds a nursing degree from Fanshawe College, a B.A. in health sciences administration from Ottawa University and studied business administration at Capella University.

EXECUTIVE COMPENSATION

Executive Officer Compensation

        The following tables and accompanying narrative disclosure discuss the compensation awarded to, earned by, or paid to:

  •
  Steven Gullans, Ph.D., our former President and Chief Executive Officer;

  •
  Charles L. Bisgaier, Ph.D., our former Chief Scientific Officer and former Chairman of our Board of Directors;

  •
  Seth Reno, our former Chief Commercial Officer;

  •
  Dr. Mark Versavel, our Chief Medical Officer; and

  •
  Nicola Shannon, our Vice President, Clinical Operations.

        We refer to these five executive officers as the "named executive officers."

Summary Compensation Table for 2019

        The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the fiscal years ended December 31, 2019 and 2018.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(1)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
Steven Gullans, Ph.D.(3)	2019	381,249	—		216,000		102,419	699,668
Former President and Chief	2018	346,932	250,000			1,299,138	6,751	1,902,821
Executive Officer
Charles L. Bisgaier, Ph.D.	2019	261,159	—		72,000		340,585	673,744
Former Chief Scientific Officer	2018	330,000	—			298,240	11,183	639,423
Seth Reno	2019	263,543	—		72,000		308,732	644,275
Former Chief Commercial Officer	2018	275,000	—			298,240	10,566	583,805
Dr. Mark Versavel(4)	2019	—	—			—	—	—
Chief Medical Officer
Nicola Shannon(5)	2019	—	66,250			—	—	66,250
Vice President, Clinical Operations

(1)
Each of Dr. Gullans, Dr. Bisgaier and Mr. Reno received a restricted stock award in July 2019, which restricted stock awards vested immediately prior to the effective time of the Merger. The amounts reported do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of the stock options or stock awards granted to our named executive officers during the fiscal years ended December 31, 2018 and December 31, 2019, as computed in accordance with FASB Accounting Standards Codification Topic 718 (ASC 718). Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Amounts reflect (1) severance payments in connection with the merger in 2019 which were $94,985, $330,000 and $297,536 for Dr. Gullans, Dr. Bisgaier and Mr. Reno, respectively, (2) Company 401(k) matching contributions, which were $7,296, $10,446 and $10,542 for Dr. Gullans, Dr. Bisgaier and Mr. Reno, respectively, for 2019 and $6,667, $11,000, and $9,972 for Dr. Gullans, Dr. Bisgaier and Mr. Reno, respectively, for 2018, and (3) the dollar value of group life insurance premiums paid during 2019 and 2018 with respect to life insurance for the named executive officer.

(3)
For 2018, "Bonus" reflects a signing bonus Dr. Gullans received in connection with his appointment as President and Chief Executive Officer in May 2018. Dr. Gullans resigned from his officer positions with the Company on December 31, 2019 in accordance with the terms of the Merger Agreement.

(4)
Dr. Versavel was appointed as our Chief Medical Officer on December 31, 2019 and received no compensation from the Company during the fiscal year ended December 31, 2019.

(5)
Ms. Shannon was appointed as our Vice President, Clinical Operations on December 31, 2019 and received no compensation from the Company during the fiscal year ended December 31, 2019.

Agreements with Our Named Executive Officers

        We have entered into written agreements with each of our currently employed named executive officers.

Richard Kang

        On February 11, 2020, we entered into an Employment Agreement with Richard Kang, our President and Chief Executive Officer, which was given retroactive effect to January 1, 2020. The Employment Agreement provides for the at-will employment of Dr. Kang as our President and Chief Executive Officer, at a base salary of $300,000 per year. Dr. Kang will be eligible to receive annual bonus compensation with an annual target bonus opportunity of 50% of his base salary, starting with the 2020 fiscal year. Mr. Kang will also be eligible to receive an annual stock option grant and to participate in our employee benefit plans that are in effect for similarly-situated employees.

        Pursuant to the terms of the Employment Agreement, if Dr. Kang is terminated for any reason, including by us for cause or by Dr. Kang for any reason other than for good reason, Dr. Kang will be eligible to receive any (i) earned or accrued base salary and paid time off through the last day of his employment, (ii) any unreimbursed business expenses incurred through the last day of his employment and (iii) any vested benefits due to Dr. Kang under any company benefit plan.

        In addition, the Employment Agreement provides that if we terminate Dr. Kang's employment without cause, or if Dr. Kang terminates his employment for good reason, he will be entitled to the following, subject to obtaining from him a general release of claims: (i) severance payments for four months at his then-current base salary payable in accordance with our current payroll practices, (ii) an amount equal to his then-current target bonus prorated through the last day of his employment and payable within 60 days of his last day of employment, (iii) full acceleration of vesting for all stock options as of the last day of his employment and (iv) coverage under the company's group health plans for the twelve month period immediately following the date of his termination for Dr. Kang and his eligible dependents at the same level and at the same cost had Dr. Kang not been terminated.

        If Dr. Kang's employment is terminated due to his disability or death, he or his estate, as applicable, will also be entitled to receive any earned, but unpaid, annual bonus for the fiscal year ending immediately prior to the fiscal year of his termination for death or disability. In the event of a termination due to disability, Dr. Kang will also be entitled to receive any benefits under an applicable long-term disability plan, program or policy.

        Under the Employment Agreement, Dr. Kang will also be subject to confidentiality and protection of intellectual property provisions and noncompetition provisions and non-solicitation provisions during his employment and the 12 months thereafter.

Dr. Mark Versavel

        We entered into a consulting agreement with vZenium LLC, a Massachusetts limited liability company, owned and managed entirely by Dr. Versavel, effective January 1, 2020. Pursuant to the consulting agreement, Dr. Versavel agreed to provide certain professional services, including services as our Chief Medical Officer for approximately 139 hours per month in exchange for cash compensation of $29,750 per month payable in arrears on the last business day of the month.

        Dr. Versavel was also eligible to receive reimbursement for certain out of pocket costs approved in advance by the Company. The consulting agreement is to continue on a month to month basis unless and until the death or disability of Dr. Versavel, the date Dr. Versavel ceases to be the sole owner of vZenium LLC, the date it is terminated for cause or until January 1, 2021, provided we and vZenium LLC have not previously agreed to extend the term. The consulting agreement is terminable upon the mutual agreement of the parties or upon 10 days' written notice by either party.

        The consulting agreement contains non-solicitation provisions applicable during the term and for the one year period following termination and provisions requiring that intellectual property relating to or resulting from the services provided by Dr. Versavel are the exclusive property of the Company or its affiliates. Dr. Versavel ia not eligible to participate in any Company health, life, disability or any insurance plan or retirement plan offered by the Company to its employees.

Nicola Shannon

        We entered into an offer letter with Nicola Shannon, effective January 1, 2020. The letter provides for the at-will employment of Ms. Shannon as our Vice President of Clinical Operations, reporting to our Chief Medical Officer, at a base salary of $280,000 per year. Ms. Shannon will be eligible to receive annual bonus compensation with an annual target bonus opportunity of 25% of her base salary, starting with the 2020 fiscal year. Ms. Shannon will also be eligible to participate in our employee benefit plans that are in effect for similarly-situated employees. Ms. Shannon is also subject to confidentiality and protection of intellectual property provisions.

        Additionally, we granted to Ms. Shannon a discretionary bonus award for the fiscal year ended December 31, 2019 in the amount of $66,250, which was due and payable on or before February 28, 2020.

Outstanding Equity Awards at Fiscal Year-End 2019

        Each existing unexpired and unexercised option to purchase Gemphire common stock (a "Gemphire Option") prior to the Merger, whether vested or unvested, was accelerated in full pursuant to the Merger Agreement effective as of immediately prior to the effective time of the Merger. The outstanding stock option awards noted below were granted under the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan ("NeuroBo 2018 Plan") and were converted from Private NeuroBo options into company options at the effective time of the Merger.

        The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2019:

NAME	GRANT DATE	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Dr. Mark Versavel	January 28, 2019	January 28, 2019	60,013	(2)	237,193	(2)	0.63	January 28, 2029
Chief Medical Officer	January 31, 2019	January 31, 2019	40,009		5,716	(3)	0.63	January 31, 2029

(1)
All of the outstanding stock option awards were granted under the NeuroBo 2018 Plan.

(2)
Subject to continued service: (a) 80,017 shares underlying the option shall become vested shares upon certain milestones in relation to the Issuer's the Phase III US NB-01-301 study; (b) 68,586 shares underlying the option shall become vested shares upon certain regulatory milestones related to the Issuer's product candidate, NB-02; (c) an additional 80,017 option shares shall become vested shares upon the occurrence of certain additional milestones related to the Issuer's Phase III US trial of NB-01-301. 17,147 shares underlying the option became vested shares on January 28, 2019; and an additional 8,573 of shares underlying the option became vested share on each of February 1, 2019, May 1, 2019, August 1, 2019, and November 1, 2019 and February 1, 2020, with an additional 8,573 shares underlying the option to vest on May 1, 2020, subject to continued service.

(3)
The remaining 5,716 shares underlying the option to vest on May 1, 2020, subject to continued service.

Chief Executive Officer Pay Ratio

        As an "emerging growth company" we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information as of December 31, 2019 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	633,277	0.63	3,863,471	(1)
Equity compensation plans not approved by security holders

Total	633,277	0.63	3,863,471

(1)
All outstanding options were granted under the NeuroBo 2018 Plan and assumed by the Company pursuant to the Merger. The number of shares of common stock remaining available for future issuance represent 3,325,784 shares available for issuance under the 2019 Plan and 537,687 shares subject to options awarded under the NeuroBo 2018 Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        The following includes a summary of transactions since January 1, 2018 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control and other arrangements, which are described under "Executive Officer and Director Compensation."

Agreements with Dong-A ST

License Agreement

        In January 2018, Private NeuroBo entered into an exclusive license agreement with Dong-A ST, a holder of more than 5% of Private NeuroBo's capital stock, for an exclusive, royalty-bearing, worldwide (except for the Republic of Korea) license to make, use, offer to sell, sell and import products covered by certain Dong-A ST intellectual property rights in its proprietary compound designated as DA-9801 (NB-01). In connection with obtaining the license, Private NeuroBo paid Dong-A ST total consideration of $2.3 million consisting of a one-time upfront license fee and shares of Private NeuroBo common stock. Private NeuroBo also entered into an Acquisition Agreement in January 2018 and a Manufacturing and Supply Agreement in September 2018 with Dong-A ST, both of which are related to Private NeuroBo's license agreement with Dong-A ST.

Acquisition Agreement

        On January 18, 2018, Private NeuroBo entered into an asset acquisition agreement, as amended, with Dong-A ST for NB-02 for the treatment of neurodegenerative disorders. Under the terms of the Acquisition Agreement, NeuroBo has the rights to file an investigational new drug application, to conduct further clinical trials, and then produce, commercialize, and sell pharmaceuticals world-wide using NB-02. NeuroBo paid total consideration in cash and shares of NeuroBo common stock of $6.5 million in consideration for this compound.

Manufacturing Agreement

        On September 28, 2018, Private NeuroBo entered into a five year manufacturing and supply agreement with Dong-A ST for manufacturing and supply of NB-01 drug substance and placebos for the purpose of research and development to be used in Phase 3 clinical trials. Under the terms of the Manufacturing Agreement, Dong-A ST has agreed to produce for NeuroBo a specified number of tablets of the NB-01 drug substance and placebos at a supply price to be determined at the time of each individual order. In addition, prices were set for stability testing of the NB-01 drug substance and placebo. The Company recognized approximately $383,000 of product manufacturing related costs within research and development expenses for the year ended December 31, 2018 and $314,000 for the year ended December 31, 2019.

        The Manufacturing Agreement will automatically terminate in the event that the license agreement with Dong-A ST is terminated for any reason. In addition, each of Dong-A ST and Private NeuroBo may terminate the Manufacturing Agreement (1) upon the material breach by the other party, if the breach is not cured within a specified number of days after receiving notice from the terminating party, or if the breach cannot reasonably be cured within such period and the breaching party has not started to remedy the breach within such period and diligently endeavored to cure the breach within a reasonable time thereafter, or (2) in the event that (i) the other party is the subject of a petition for bankruptcy, reorganization, or arrangement and the same is not dismissed within thirty days thereof, (ii) a receiver or trustee is appointed for all or a substantial portion of the assets of the other party, or (iii) the other party makes an assignment for the benefit of its creditors.

Convertible Promissory Note Financing

        In February 2018, Private NeuroBo sold to investors an aggregate of $500,000 of convertible promissory notes.

        The participants in the convertible note financing described above included the following holders of more than 5% of Private NeuroBo's capital stock and Private NeuroBo directors.

Related Party	Original Principal Amount of Convertible Notes Purchase
JK BioPharma Solutions, Inc.	$400,000
Roy Freeman, M.D.	$100,000

        Jeong Gyun Oh, a NeuroBo director, is President and CEO of JK Biopharma Solutions, Inc.. JK Biopharma Solutions, Inc. currently assists the Company with certain activities that are primarily related to linguistic translations. All work done to date has been done without compensation. However, Private NeuroBo issued a $32,000 payment to JK BioPharma Solutions, Inc. in February 2018 as reimbursement for payments made to Private NeuroBo vendors during late 2017 and early 2018.

        Roy Freeman, M.D. is a co-founder and was a Private NeuroBo director at the time of the note purchase.

        In October 2019, JK BioPharma Solutions, Inc. assigned $200,000 of its notes to the following holders:

Related Party	Principal Amount of Convertible Notes Assigned
The E&Healthcare Investment Fund II	$116,000
The E&Healthcare Investment Fund No. 6	$32,000
The E&Healthcare Investment Fund No. 7	$52,000

        E&Investment is the sole general partner of The E&Healthcare Investment Fund II, The E&Healthcare Investment Fund No. 6 and The E&Healthcare Investment Fund No. 7 and has voting power over the shares held by each fund. Na Yeon (Irene) Kim, a Private NeuroBo director, is the Chief Executive Officer of E&Investment, and as such has voting and investment control over the shares held by E&Investment and its affiliated funds.

        The Convertible Notes were converted into shares of Private NeuroBo common stock in connection with the Merger.

Payment of Stockholder Legal Expenses

        On December 30, 2019, the board of directors of the Company approved the payment or reimbursement of legal fees and costs incurred jointly and severally by certain stockholders of NeuroBo, including E&Healthcare Fund II, E&Healthcare Fund No. 6, E&Healthcare Fund No. 7 (collectively, the "E&Healthcare Funds"), JK BioPharma Solutions, Inc. and Eun Soo Kang, in connection with the Merger and certain other matters directly related to the Company's business that required resolution in connection with the closing of the Merger. The total amount of such legal fees and costs was $227,000 through December 31, 2019 and was accounted as Merger transaction cost. Na Yeon (Irene) Kim, is the Chief Executive Officer of the sole general partner of each of the E&Healthcare Funds, and as such may be deemed to have an indirect interest in such matters. Jeong Gyun Oh is the President and Chief Executive Officer of JK BioPharma Solutions, Inc. and the spouse of Eun Soo Kang, and as such may be deemed to have an indirect interest in such matters.

February 2018 Follow-On Offering

        Excel Venture Fund II, LLC, previously one of Gemphire's principal stockholders and a former affiliate of Gemphire's President and Chief Executive Officer, purchased 71,429 shares of Gemphire common stock for an aggregate purchase price of $500,003 in Gemphire's underwritten public offering that closed on February 12, 2018.

Policies and Procedures for Transactions with Related Parties

        To assist the Company in complying with its disclosure obligations and to enhance the Company's disclosure controls, the Board approved a formal policy regarding related person transactions. A "related person" is a director, officer, nominee for director or a more than 5% stockholder (of any class of the Company's voting stock) since the beginning of the Company's last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

        Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company's proxy statement for its annual meeting of stockholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company or outside legal counsel of any updates to such information prior to the annual meeting. Further, the Company's legal, financial and other departments have established additional procedures to assist the Company in identifying existing and potential related person transactions and other potential conflict of interest transactions, including policies and procedures designed to comply with Auditing Standard No. 18 issued by the Public Company Accounting Oversight Board.

        The audit committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company's involvement in such transactions is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.

        In addition, under the Code of Business Conduct and Ethics, the Company's employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for the Company. In addition, they must report any potential conflict of interest, including related person transactions, to their supervisor or the compliance officer, as defined in the Code of Business Conduct and Ethics.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our Second Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

        All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting, except in the case that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting (as the case is for the current meeting), notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made (which could be as late as the second of May for the 2020 Annual Meeting of Stockholders only).

        To be timely for our company's 2021 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 18, 2021 and not later than the close of business on March 20, 2021. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder's notice as provided above.

        Stockholders are also advised to review our Second Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 annual meeting of stockholders must be received by us not later than January 5, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws.

Available Information

        We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

NeuroBo Pharmaceuticals, Inc.,
200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116
Attn: Secretary

        The annual report on Form 10-K is also available at http://ir.neurobopharma.com under "Financial Information-Annual Reports".

"Householding"—Stockholders Sharing the Same Address

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

        We expect that a number of brokers with account holders who are our stockholders will be "householding" our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

        Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials now or in the future, you may write to our Secretary at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116, Attention: Amy Rabourn or via email at amy.rabourn@neurobopharma.com, or call at (857) 702-9600.

        Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about "householding" or our Director of Finance at the address or telephone number listed above.

OTHER MATTERS

        Our Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/NRBO or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.envisionreports.com/NRBO Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect two Class I directors, each to serve three-year terms until the 2023 annual meeting of stockholders and until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. ForWithhold For All Mark here to vote for All EXCEPT - To withhold authority to vote for any Nominees: 01 - Dr. Steven Gullans All All Except individual nominee(s), write the number(s) of such nominee(s) below. _____________________________________________________________________ 02 - Ms. Irene Kim For Against Abstain 2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Note: The proxies are authorized to vote in their discretion upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 03994B B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2. Annual Meeting Proxy Card

The 2020 Annual Meeting of Shareholders of NeuroBo Pharmaceuticals Inc. will be held on June 18, 2020 at 10:00 a.m. Eastern Time, virtually via the internet at http://www.meetingcenter.io/269550381. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — NRBO2020. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement are available at: www.envisionreports.com/NRBO q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — 10:00 a.m. Eastern Time — June 18, 2020 Richard Kang, or any of them, each with the power of substitution, are hereby appointed as proxies and authorized to represent the undersigned and vote all of the shares of common stock of NeuroBo Pharmaceuticals Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of NeuroBo Pharmaceuticals Inc. to be held virtually on June 18, 2020 at 10:00 a.m. Eastern Time and at any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters set forth, and as designated, on the reverse side of this ballot, with discretionary authority as to such other matters as may properly come before the annual meeting and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, this proxy will be voted in accordance with the recommendations of the Board of Directors. The proxy holders are authorized to vote in their discretion upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — NeuroBo Pharmaceuticals Inc.